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                                                                      Exhibit 15


                          ACKNOWLEDGMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                  REGARDING INDEPENDENT AUDITORS' REVIEW REPORT



The Board of Directors
Northfield Laboratories Inc.:

With respect to the registration statements on Form S-8 of Northfield Laboratories Inc., we acknowledge our awareness of the incorporation by reference therein of our report dated December 21, 1998 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.



                                                Very Truly yours,

                                                /s/ KPMG Peat Marwick LLP
                                                -------------------------
                                                    KPMG Peat Marwick LLP

Chicago, Illinois
January 12, 1999